                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              RITE AID CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

--------------------------------------------------------------------------------




 [RITE AID LOGO]


                        RITE AID CORPORATION
                        P. O. BOX 3165
                        HARRISBURG, PENNSYLVANIA 17105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 1997 ANNUAL MEETING of the stockholders of Rite Aid Corporation will be held at the Radisson Penn Harris Hotel and Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania 17011, on July 9, 1997 at 10:00 a.m. for the following purposes:

1. To elect four directors to hold office until the 2000 Annual Meeting of Stockholders and to elect one director to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2. To approve an amendment to the 1990 Omnibus Stock Incentive Plan to increase the number of shares of Common Stock which may be issued under the Omnibus Plan by 4,000,000 shares and to increase the number of options, stock appreciation rights and stock-based awards which may be granted to any one employee in any calendar year by 600,000 shares.

3. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on May 23, 1997 as the record date for the meeting. Only stockholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

                                            By order of the Board of Directors
                                            I. Lawrence Gelman,
                                            Vice President and Secretary

                                            Camp Hill, Pennsylvania
                                            June 2, 1997

               Please Complete and Return Your Signed Proxy Card

    Please complete and promptly return your proxy in the envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

--------------------------------------------------------------------------------

                     RITE AID CORPORATION PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Rite Aid Corporation, a Delaware corporation (the "Company"), for use at the Company's 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the Radisson Penn Harris Hotel and Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania 17011, on July 9, 1997 at 10:00 a.m. or any adjournment or postponement thereof for the purposes set forth in the foregoing notice. This proxy statement, the foregoing notice and the enclosed proxy are being mailed to stockholders on or about June 2, 1996. Only stockholders of record at the close of business on May 23, 1997 shall be entitled to notice of and to vote at the Meeting.

If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted FOR the nominees of the Board of Directors in the election of directors and FOR the amendment to the 1990 Omnibus Incentive Plan. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

On May 23, 1997, the Company had outstanding and entitled to vote 122,910,205 shares of Common Stock. There must be present at the Meeting in person or by proxy holders of 61,455,103 shares to constitute a quorum for the Meeting. Proxies marked "Abstain" are included in determining a quorum, but broker proxies which have not voted on a particular proposal are not included in determining a quorum with respect to that proposal. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record by him or her on the record date. There is no cumulative voting in the election of directors.


Directors will be elected by a plurality of votes cast. Abstentions and broker non-votes are not treated as votes cast in the election of directors, and thus are not the equivalent of votes cast against a nominee. The affirmative vote of the holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy and entitled to vote is required to approve other matters. An abstention will be counted as present at the Meeting and is the equivalent of a vote against (i.e., to take affirmative action, the number of affirmative votes must exceed the combined number of "no" votes and abstentions). Broker non-votes on any matter other than the election of directors will not be counted as shares present at the Meeting, nor will they affect the vote with respect to that matter.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 23, 1997, certain information concerning the beneficial shareholdings of each director, each nominee for director, each executive officer named in the Summary Compensation Table appearing elsewhere herein and by all directors and executive officers as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted. Except as set forth below, no person was known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock.

                                                                Number of
                                                              Common Shares
               Beneficial Owners                          Beneficially Owned(1)           Percent of Class
               -----------------                          ---------------------           -----------------
Alex Grass .......................................                 1,741,240(2)                   1.4%
William J. Bratton  ..............................                        --                        *
Franklin C. Brown   ..............................                   386,420(3)                     *
Leonard I. Green .................................                   725,409                        *
Martin L. Grass  .................................                 1,437,426(4)                   1.2%
Nancy A. Lieberman  ..............................                     1,500                        *
Philip Neivert   .................................                 1,447,753(5)                   1.2%
Leonard Stern    .................................                     3,000                        *
Henry Taub .......................................                     3,000                        *
Preston Robert Tisch   ...........................                     3,000                        *
Gerald Tsai, Jr. .................................                     2,000                        *
Timothy J. Noonan   ..............................                   255,815                        *
Frank M. Bergonzi   ..............................                   125,149                        *
Kevin J. Mann    .................................                    50,071                        *
FMR Corp.
82 Devonshire Street
Boston, MA 02109 .................................                12,619,500(6)                  10.3%
All executive officers and directors (26 persons)                  5,941,299(2)(3)(4)(5)          4.8%

--------------
* Percentage less than 1% of class.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(2) Includes 68,952 shares of Common Stock owned by the Grass Family Foundation of which Mr. Grass is a director. Also includes 385,284 shares of Common Stock held in trust for the benefit of Lois Grass and of which Mr. Grass is an alternate trustee.

(3) Includes 175,163 shares owned by Mr. Brown's wife as to which Mr. Brown disclaims any beneficial interest. All options and stock-based awards held by Mr. Brown have been assigned to his wife and children and he disclaims any beneficial interest in those shares.

(4) Includes 385,284 shares held in trust for the benefit of Lois Grass of which trust Mr. Grass is a co-trustee.

(5) Includes 720,000 shares held in trust as to which Mr. Neivert is both a co-trustee and a co-beneficiary and 371,389 shares owned by Mr. Neivert's wife. Mr. Neivert disclaims any beneficial interest in those shares owned by his wife.

(6) FMR Corp., through its wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment advisor, and through its wholly-owned subsidiary, Fidelity Management Trust Company, a bank, is deemed to beneficially own 12,619,500 shares, as to which it has sole dispositive power over all of the shares and sole voting power as to 955,068 of the shares. This information is derived from a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

The Company's By-Laws provide that the Board of Directors may be composed of up to a maximum of fifteen members. Traditionally, the Board has operated with fewer directors. The Board is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. Four of the directors to be elected at this Meeting will hold office until the 2000 Annual Meeting of Stockholders and one director will hold office until the 1999 Annual Meeting of Stockholders. The remaining directors will be elected at the 1998 and 1999 Annual Meetings of Stockholders. All of the nominees for director to be elected at this Meeting currently serve as directors of the Company. Henry Taub, a director whose term expires at this Meeting, is not standing for re-election. Although there are fewer nominees for election than the number allowed pursuant to the By-Laws of the Company, proxies cannot be voted for a greater number of persons than the five nominees named above.

Management believes that all of its nominees are willing and able to serve the Company as directors. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment. The Board of Directors does not have a nominating committee.

The following is a brief description of the nominees for election as directors and of the other directors of the Company.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 2000

WILLIAM J. BRATTON is and, since April 1996, has been Vice Chairman of First Security Services Corporation, Boston, Massachusetts, and President of its subsidiary, First Security Consulting, Inc., New York, New York. Prior thereto, he was Police Commissioner of the City of New York from 1994 through April 1996, Police Commissioner of the City of Boston from 1993 to 1994, and Superintendent and Chief of the Boston Police Department from 1992 to 1993. Mr. Bratton is a Director of Firearms Training Systems Company. Age 49.

FRANKLIN C. BROWN is Executive Vice President and Chief Legal Counsel of the Company. Prior to his appointment as Executive Vice President in April, 1993, Mr. Brown served the Company for 13 years as Senior Vice President and General Counsel. Mr. Brown has been a member of the Board of Directors of the Company since 1981. Age 69.

MARTIN L. GRASS has been Chairman of the Board and Chief Executive Officer of the Company since March 4, 1995. Previously, Mr. Grass was President and Chief Operating Officer since April 1989, had been Executive Vice President for three years and prior thereto, had served as Senior Vice President. He has served the Company in various capacities since 1978. Mr. Grass has been a member of the Board of Directors of the Company since 1982. He is the son of Alex Grass. Mr. Grass is also a director of Tessco Technologies, Inc. and Mercantile Safe Deposit & Trust Company. Age 43.

PRESTON ROBERT TISCH has been Co-Chairman and Co-Chief Executive Officer of Loews Corporation since October 18, 1994. He was President and Co-Chief Executive Officer of Loews Corporation from March 1988 to October 1994. In addition, since March 1991 he has been Chairman of the Board of the N.Y. Football GIANTS, Inc. From August 1986 to March 1988, he was Postmaster General of the United States. Prior thereto, he had been President and Chief Operating Officer of Loews Corporation. Mr. Tisch has been a member of the Board of Directors of the Company since 1988. Mr. Tisch is also a director of Loews Corporation, CNA Financial Corporation, Bulova Watch Co., and Hasbro, Inc. Age 71.

                             NOMINEE FOR DIRECTOR
                              TERM TO EXPIRE 1999

LEONARD I. GREEN is the founder and, for more than the past five years, has been a general partner of Leonard I. Green & Associates, L.P., a private merchant banking firm. He is a director of Carr Gottstein Foods Co., Horace Mann Educators Corp. and various privately owned corporations. Mr. Green was appointed to the Board of Directors in January 1997 and has been nominated for a term expiring in 1999 pursuant to the terms of the Merger Agreement under which Thrifty PayLess Holdings, Inc. was merged with and into the Company. Age 63.

                        DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 1998

ALEX GRASS, Founder of the Company, has been Honorary Chairman of the Board of Directors and Chairman of the Board's Executive Committee since March 4, 1995 when he retired as Chairman of the Board and Chief Executive Officer, positions he held since the founding of the Company. He is also director of Hasbro, Inc. Mr. Grass is the father of Martin Grass. Age 69.

PHILIP NEIVERT is a private investor whose operations are based in Rochester, New York. Mr. Neivert has been a member of the Board of Directors of the Company since 1969. Age 71.

GERALD TSAI, JR. is Chairman, President and Chief Executive Officer of Delta Life Corporation, a position he has held since February 1993. He had been Chairman of the Executive Committee of the Board of Directors of Primerica Corporation (formerly American Can Company) from December 1988 until April 1991. For the years 1987 and 1988, Mr. Tsai had been Chairman and Chief Executive Officer of Primerica. Prior thereto he had been Vice Chairman and Chief Executive Officer. Mr. Tsai is also a director of Proffitt's Inc., Triarc Companies, Sequa Corporation and Zenith National Insurance Corp., and a trustee of Meditrust. Mr. Tsai has been a member of the Board of Directors of the Company since 1987. Age 68.

                        DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 1999

TIMOTHY J. NOONAN was appointed a Director of the Company on March 4, 1995 concurrently with his election as President and Chief Operating Officer. Prior to March 4, 1995, and for more than five years, Mr. Noonan was Executive Vice President of the Company. Age 55.

NANCY A. LIEBERMAN has been a partner for more than five years in the law firm of Skadden, Arps, Slate, Meagher & Flom, L.L.P., which from time to time has provided legal services to the Company. Age 40.

LEONARD STERN is Chairman of the Board of The Hartz Group, Inc. and affiliated companies, a position he has held since 1979. Mr. Stern has been a member of the Board of Directors of the Company since 1986. Age 59.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board's Audit Committee, which held three meetings during the last fiscal year, oversees management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It recommends appointment of the Company's independent public accountants and oversees the activities of the Company's internal audit function. To ensure independence, the independent public accountants and internal auditors meet with the Audit Committee with and without the presence of management representatives. Its current members are Philip Neivert, Henry Taub (a director whose term expires at the Meeting and who is not standing for reelection) and Gerald Tsai, Jr.

The Board's Compensation Committee met twice during the last fiscal year for the purpose of evaluating key officers' salaries and bonuses. Members of the Compensation Committee during the last fiscal year were Philip Neivert, Leonard Stern, Preston Robert Tisch and Gerald Tsai, Jr. See "Report of the Compensation Committee on Executive Compensation."

DIRECTORS' ATTENDANCE AT MEETINGS

The Board of Directors meets regularly four times each year. The Board also is available for interim meetings. Each incumbent director of the Company attended at least 75% of the meetings of the Board of Directors and meetings held by all committees on which such director served.

DIRECTORS' FEES

Each director who is not also an officer and full-time employee of the Company received an annual director fee in the amount of $25,000. Directors who are officers and full-time employees of the Company receive no separate compensation for service as a director or committee member. Members of the Audit Committee and the Compensation Committee are each paid $1,000 for attendance at each formal meeting. Additionally, the Chairmen of the Audit Committee and the Compensation Committee are paid an annual fee of $2,500. Board members are also reimbursed for travel and lodging expenses associated with attending Board and Committee meetings. In fiscal year 1995, each of the Company's non-employee directors was granted a restricted stock award of 1,000 shares of Common Stock. The award vests upon the earlier of the third anniversary of the grant date and the date when the non-employee director retires from the Board of Directors. In addition, Alex Grass, Honorary Chairman and a director of the Company, provided consulting services to the Company during fiscal year 1997, for which he was paid $400,000.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows, for the fiscal years ended March 1, 1997, March 2, 1996 and March 4, 1995, the annual and long-term compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer and to the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.

                                                Annual                                      Long-Term
                                             Compensation                                  Compensation
                           ------------------------------------------------  ----------------------------------------
                                                                   Other                                                All
                                                                  Annual     Restricted    Securities                  Other
Name and                                                          Compen-      Stock       Underlying       LTP        Compen-
Principal                  Fiscal                                 sation       Awards       Options/      Payouts      sation
Position                    Year     Salary($)     Bonus($)(1)    ($)(2)        ($)         SARs(#)        ($)(3)      ($)(4)
-------------------------  --------  ------------  -------------  ---------  ------------  ------------  ------------  --------
Martin L. Grass    ......  1997      $1,000,000        $900,000     --          --             650,000   $     --      $2,000
 Chairman and Chief        1996      $1,000,000        $600,000     --          --             200,000   $2,875,000    $2,000
 Executive Officer         1995      $  927,000        $165,000     --          --             200,000   $   87,500    $2,000

Timothy J. Noonan  ......  1997      $  700,000        $630,000     --          --             362,500   $     --      $2,000
 President and Chief       1996      $  500,000        $300,000     --          --              55,000   $1,150,000    $2,000
 Operating Officer         1995      $  299,854        $ 82,500     --          --              55,000   $   26,250    $2,000

Franklin C. Brown  ......  1997      $  500,000        $337,500     --          --             185,000   $     --      $2,000
 Executive Vice            1996      $  450,000        $243,000     --          --              55,000   $1,437,500    $2,000
 President                 1995      $  417,846        $ 82,500     --          --              55,000   $   13,125    $2,000

Frank M. Bergonzi  ......  1997      $  403,000        $266,625     --          --             173,500   $     --      $2,000
 Executive Vice            1996      $  345,000        $186,000     --          --              32,000   $  718,750    $2,000
 President                 1995      $  295,000        $ 82,500     --          --              32,000   $     --      $2,000

Kevin J. Mann   .........  1997      $  278,000        $178,500     --          --             115,000   $     --      $2,000
 Executive Vice            1996      $  258,692        $136,867     --          --              20,000   $  287,500    $2,000
 President                 1995      $  234,007        $ 37,500     --          --              20,000   $     --      $2,000

--------------
(1) Represents annual performance bonuses determined by the Compensation Committee of the Board of Directors under the Annual Performance-Based Incentive Program. See "Report of the Compensation Committee on Executive Compensation." Bonuses are paid in the fiscal year following the fiscal year in which they are earned.

(2) Did not exceed, for each named officer, the lesser of $50,000 or ten percent of such officer's total annual salary and bonus for such year.

(3) Represents cash payments made by the Company to the named persons in respect of stock-based awards relating to the five year period which ended in fiscal year 1996, which payments were calculated on the basis of the appreciation in the market price of the Company's Common Stock over the five year period.

(4) Represents amounts paid by the Company on behalf of the named persons in connection with the Company's Profit Sharing Plan.

Stock Option Holdings

The following tables set forth certain information concerning stock options and stock options in tandem with stock appreciation rights ("SARs") granted to and exercised by the persons named in the Summary Compensation Table above during fiscal year 1997 and unexercised stock options held by such persons at the end of fiscal year 1997.

                     OPTION GRANTS DURING FISCAL YEAR 1997

                                                Percentage of
                               Number of           Total
                              Securities        Options/SARs      Exercise or
                              Underlying         Granted in        Base Price       Expiration     Present
Name(1)                         Options         Fiscal 1997       ($/Share) (4)       Date         Value (5)
--------------------------   ----------------   ---------------   ---------------   ------------   -----------
Martin L. Grass  .........         100,000(2)          4.3%       31.500                 2/28/06   $  628,025
                                    50,000             2.2%       28.630                 6/26/06   $  261,878
                                   500,000(3)         21.6%       33.875                10/30/06   $3,696,900
Timothy J. Noonan   ......          27,500(2)          1.2%       31.500                 2/28/06   $  172,703
                                    35,000             1.5%       28.630                 6/26/06   $  183,314
                                   300,000(3)         13.0%       33.875                10/30/06   $2,218,140
Franklin C. Brown   ......          27,500(2)          1.2%       31.500                 2/28/06   $  172,703
                                    20,000             0.9%       28.630                 6/26/06   $  104,751
                                   137,500(3)          6.0%       33.875                10/30/06   $1,016,648
Frank M. Bergonzi   ......          16,000(2)          0.7%       31.500                 2/28/06   $  100,484
                                    20,000             0.9%       28.630                 6/26/06   $  104,751
                                   137,500(3)          6.0%       33.875                10/30/06   $1,016,648
Kevin J. Mann    .........          10,000(2)          0.4%       31.500                 2/26/06   $   62,803
                                    20,000             0.9%       33.000                10/16/06   $  151,009
                                    75,000(3)          3.3%       33.875                10/30/06   $  554,535

--------------
(1) See Summary Compensation Table for titles of the persons named above.

(2) The options were issued as the result of the attainment of certain performance objectives as determined by the Compensation Committee of the Board of Directors when the 1993 Accelerating Vesting Options were granted.

(3) The options may be exercised on and after October 30, 2001. They are also exercisable at any time after October 30, 1997, if the Common Stock of the Company trades at an average of $60 per share for 30 consecutive days.

(4) All options were granted at fair market value at date of grant.

(5) The hypothetical present values on the grant date are calculated under the modified Black Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value options granted which expire on various dates in 2006 include the stock's expected volatility rate (23.0%), risk free rate of return (5.5%), projected dividend yield (3.0%) and projected time of exercise (5 years). There is no assurance that the hypothetical present value of the stock options reflected in this table will be realized.

       OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR END OPTION VALUES

                                                                    Number of                  Value of
                                                              Vested and Non-Vested      Vested and Non-Vested
                                                               Options at Fiscal        In The Money Options
                                                  Value             Year End          at Fiscal Year End ($)(3)
                             Shares Acquired     Realized    ---------------------   ---------------------------
Name (1)                       on Exercise        $ (2)        Vested / Non-Vested        Vested / Non-Vested
--------------------------   -----------------   ----------   ---------------------   ---------------------------
Martin L. Grass  .........   --                  --           725,000     825,000       $15,541,750   $8,590,500
Timothy J. Noonan   ......   --                  --           199,382     410,618       $ 4,274,105   $3,805,907
Franklin C. Brown   ......   --                  --           199,382     233,368       $ 4,274,105   $2,442,170
Frank M. Bergonzi   ......   --                  --           116,000     201,750       $ 2,486,680   $1,943,108
Kevin J. Mann    .........   --                  --            47,500     127,500       $   988,550   $1,180,950

--------------
(1) See Summary Compensation Table for titles of the persons named above.

(2) Calculated by subtracting the exercise price from the fair market value of the underlying shares on the exercise date. May be paid as appreciation rights at the option of the Compensation Committee.

(3) Calculated by subtracting the exercise price from the market price at February 28, 1997.

Deferred Compensation Program

The Company has established a Deferred Compensation Program (the "Program") in which employees of the Company with the position of Vice President or higher are entitled to participate. Under the Program, eligible participants generally are entitled, upon retirement at age 65 or upon death, to receive an annual benefit payable over fifteen years, equal to a percentage (ranging from 40% to 60% depending upon the participant's position with the Company) of the average of the three highest base annual salaries received by the participant during the ten year period prior to the year in which the event giving rise to the payment of deferred compensation occurs. The percentage of the average annual compensation payable under the Program to each of the persons named in the Summary Compensation Table above (which, for this purpose, includes annual bonuses paid to such persons) is 60%.

                          RELATED PARTY TRANSACTIONS

The Company rents 74,200 square feet of storage space at a warehouse owned by Realm R.R. Avenue Partnership, of which both Alex Grass and Martin L. Grass are general partners. Annual rental paid to the Partnership by Rite Aid during fiscal year 1997, which included a pro rata portion of common area charges, real estate taxes and insurance, amounted to $232,580. The current lease term expires in August 1997.

On August 28, 1996, the Company loaned the principal sum of $1,900,000 to Beth
J. Kaplan, Executive Vice President -- Marketing. The loan, which bears interest at the prime rate as established by Morgan Guaranty Bank, is payable in full, together with all accrued interest, on August 14, 2000. The loan is secured by a pledge of shares of the Company's Common Stock to which Ms. Kaplan becomes entitled in connection with any Incentive Awards granted to her under the Company's 1990 Omnibus Stock Incentive Plan. At March 31, 1997, the principal amount outstanding, plus accrued interest, under the loan was $1,979,109.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), composed of outside directors of the Board of Directors of the Company, reviews the performance of the Company's executive personnel and develops and makes recommendations to the Board with respect to executive compensation policies. The Compensation Committee is empowered by the Board to award appropriate bonuses and to recommend to the Board those executive officers to whom stock options, stock appreciation rights ("SARs") and stock-based awards should be granted and the number of shares of common stock to which such options, SARs and stock-based awards should be subject.

     The Committee has access to independent compensation data and is authorized, if determined appropriate in any particular case, to engage outside compensation consultants, which it did during fiscal year 1997.

     The objectives of the Committee are to support the achievement of desired Company performance, to provide compensation and benefits that will attract and retain superior talent and reward performance and to fix a portion of compensation to the outcome of corporation performance.

     The executive compensation program is generally composed of base salary, discretionary performance bonuses and long-term incentives in the form of stock options, SARs, stock based awards and restricted stock warrants. The compensation program also includes various benefits, including a deferred compensation program described elsewhere herein, and health insurance plans and programs and pension and profit sharing and retirement plans in which substantially all of the Company's employees participate.

     Base salary for the Company's executive officers are competitively set relative to salaries of officers of companies comparable in business and size included in the Standard & Poor's Retail Stores Composit Index. In each instance, base salary takes into account individual experience and performance specific to the Company. The Committee generally attempts to provide compensation approximating the median of comparable companies. Except for increases associated with promotions or increased responsibility, increases in base salaries for executive officers of the Company from year to year are limited to adjustments to reflect increases in the rate of inflation.

     The Committee is aware that the Internal Revenue Code of 1986 treats certain elements of executive compensation in excess of $1 million a year as an expense not deductible by the Company for federal income tax purposes. For the fiscal year ended

March 1, 1997, no executive officer's compensation exceeded the cap on deductibility. To the extent compensation to an executive officer exceeds the cap in the future, the Committee will consider the facts and circumstances at that time to reach a determination regarding the impact of the cap on such compensation.

     The Committee is empowered to approve the payment of cash performance bonuses to employees, including executive officers, of the Company. During fiscal year 1995, the Committee established the Annual Performance-Based Incentive Program (the "Annual Incentive Plan"). The purpose of the Annual Incentive Plan is to provide an incentive for executives of the Company and to reward them in relation to the degree to which specified earnings goals are achieved, as measured by year to year growth and earnings per share. Each year, the Committee determines a range of growth and earnings per share over the previous year. Additionally, a targeted incentive as a percentage of salary is determined each year by the Committee, ranging from a maximum of 50% for the Chief Executive Officer to 15% depending on executive position. Depending upon the actual worth and earnings per share during such year, participants are entitled to a percentage, ranging from 0% to 200%, of the targeted incentive award fixed by the Committee. For fiscal year 1997, the earnings goals as set by the Committee were achieved and, consequently, certain bonuses were paid in fiscal year 1998 to the executive officers who were participants in the Plan during fiscal year 1997.

     The Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options to the Company's employees, including executive officers. Stock options are granted typically at prevailing market price and, therefore, will only have value if the Company's stock price increases over the exercise price. The Committee believes that the grant of stock options and stock-based awards provides a long-term incentive to such persons to contribute to the growth of the Company and establishes a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure Company performance. The terms of options granted by the Board of Directors, including vesting, exercisability and option term, are determined by the Committee, based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer of the Company, previous option grants to executive officers and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to the Company's industry and size.

     For information regarding these and other options held by the Company's executive officers, reference is made to the tables set forth in the Proxy Statement under the caption "Compensation of Executive Officers."

Compensation Committee

Philip Neivert
Leonard Stern
Preston Robert Tisch
Gerald Tsai, Jr.

                         ----------------------------

                            STOCK PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index, S&P Retail Stores Composit Index and NACDS Peer Group Index over the same period (assuming the investment of $100 in the Company's Common Stock and such indices on February 29, 1992 and reinvestment of dividends).

     The Company has elected to use, beginning this year, the S&P Retail Stores Composit Index, consisting of thirty-five companies including the five largest drugstore chains. This change is being made to compare the Company with the peer group of comparable sized companies used by the Compensation Committee in its evaluation and determination of executive compensation. In accordance with the rules and regulations of the Securities and Exchange Commission, the Company is also including the NACDS Peer Group Index in the Stock Performance Graph for this transitional year.

     The NACDS Peer Group Index is compiled by the National Association of Chain Drug Stores and includes: Arbor Drugs, Inc.; Drug Emporium, Inc.; Genovese Drug Stores; Longs Drug Stores; Revco D.S., Inc.; Rite Aid Corporation; and Walgreen Co.


   $250.00|------------------------------------------------------------------|
          |                                                             *    |
          |                                                             #    |
          |                                                             @    |
          |                                                                  |
   $200.00|------------------------------------------------------------------|
          |                                                                  |
          |                                                 *                |
          |                                                 @#               |
D         |                                                                  |
O  $150.00|------------------------------------------------------------------|
L         |                                                             +    |
L         |                                    *@#                           |
A         |               @+       @+                       +                |
R         |               *        *            +                            |
S  $100.00|--*@#+------------------------------------------------------------|
          |               #        #                                         |
          |                                                                  |
          |                                                                  |
          |                                                                  |
    $50.00|------------------------------------------------------------------|
          |                                                                  |
          |                                                                  |
          |                                                                  |
          |                                                                  |
     $0.00|----|----------|---------|-----------|-----------|-----------|----|
              1992      1993      1994        1995         1996        1997


                         1992     1993     1994     1995     1996     1997
----------------------------------------------------------------------------
 *=NACDS                $100.00  $104.00  $113.00  $133.00  $184.00  $247.00
 ----------------------------------------------------------------------------
 @=S&P 500              $100.00  $111.00  $120.00  $129.00  $173.00  $219.00
 ----------------------------------------------------------------------------
 #=RITE AID             $100.00  $ 97.00  $ 97.00  $129.00  $169.00  $231.00
 ----------------------------------------------------------------------------
 +=S&P Retail           $100.00  $115.00  $115.00  $105.00  $116.00  $143.00
 ----------------------------------------------------------------------------
 ----------
 *The Company's fiscal year ends on the Saturday closest to February 29 or March 1.

                   AMENDMENT TO 1990 OMNIBUS INCENTIVE PLAN

     The Board of Directors and the stockholders adopted the Rite Aid Corporation 1990 Omnibus Stock Incentive Plan (the "Omnibus Plan") in 1990. The Compensation Committee has established and the Board of Directors has adopted, subject to stockholder approval at the Meeting, an amendment to the Omnibus Plan, which will increase the aggregate maximum number of shares for which Awards may be granted under the Omnibus Plan by 4,000,000 shares, and increase the number of options, stock appreciation rights and stock-based awards which may be granted to any one employee in any calendar year by 600,000 shares. Prior to the amendment, there were 998,713 shares remaining available for further Awards under the Omnibus Plan which were neither issued nor reserved for issuance on the exercise of outstanding options.

     The Board of Directors recommends that stockholders vote FOR the approval of the amendment to the Omnibus Plan, as described above.

     The following summary of the Omnibus Plan, as amended, does not purport to be complete and is subject to, and qualified in its entirety by reference to the text of the amended Omnibus Plan.

     The Board of Directors believes that in order to attract and retain personnel of the highest caliber, provide increased incentive for officers and key employees and continue to promote the well-being of the Company, it is in the interest of the Company and its stockholders to provide to officers and key employees, through the granting of stock incentive awards, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board of Directors believes that because the Omnibus Plan permits the Company to grant stock appreciation rights and other stock-based awards, as described below, in addition to restricted stock and stock options (all such options, awards and rights collectively referred to as "Incentive Awards"), it gives the Company more flexibility in achieving the goals of the earlier stock option programs. The Board of Directors believes that in view of the substantial increase in the size of the Company and its operations and the Board's continuing desire to relate a significant portion of the compensation of officers and key employees to the creation of shareholder value, it is appropriate to increase the ceiling on the Incentive Awards which may be granted to any individual in any calendar year. The Board of Directors also believes that the amendment to the Omnibus Plan will provide the Board with even greater flexibility in granting Incentive Awards on terms which are designed to foster commitment and contribution to the Company by the Omnibus Plan's participants.

Summary of the Plan

     The Omnibus Plan currently authorizes the granting of Incentive Awards for up to 7,000,000 shares of Common Stock subject to adjustment as described below. If the proposed amendment is approved at the Meeting, the number of shares will be increased from 7,000,000 shares to 11,000,000 shares. The shares available for Incentive Awards will be made available from either authorized and unissued shares, treasury shares or shares to be purchased or acquired by the Company. Unless sooner terminated, the Omnibus Plan will expire at the close of business on July 9, 2000. Officers and key employees of the Company and its subsidiaries are eligible to receive Incentive Awards. Directors who are not employees of the Company or of a subsidiary thereof are not eligible to participate in the Omnibus Plan.

     The Omnibus Plan is administered by the Compensation Committee, which determines the employees to whom Incentive Awards will be granted, the number of Incentive Awards to be granted to each employee, the combination of Incentive Awards to be granted and the specific terms of each grant, subject to the provisions of the Omnibus Plan. No member of the Compensation Committee is eligible to receive Incentive Awards under the Omnibus Plan.

Incentive and Non-Qualified Options

     The Omnibus Plan provides both for "incentive stock options" ("Incentive Options") specifically tailored to the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Options ("Non-Qualified Options"), both of which may be granted with or without stock appreciation rights, restricted stock awards and/or other stock-based awards.

     Pursuant to the Omnibus Plan, the Compensation Committee shall determine the exercise price for each share issued in connection with an Incentive Option (within the meaning of Section 422 of the Code) or a Non-Qualified Option (collectively referred to as "Options"), but the exercise price per option shall in all cases not be less than 100% of the fair market value of the Common Stock on the date the Option is granted. The exercise price must be paid in full, in cash at the time of exercise, or, subject to any limitations as the Compensation Committee may impose, in securities of the Company.

     The Compensation Committee shall determine when Options may be exercised, which in no event shall be more than ten years from the date of grant, and the manner in which each Option will become exercisable. Except as set forth herein, the rules relating to the terms of Options apply to both Incentive Options and Non-Qualified Options.

Stock Appreciation Rights

     A stock appreciation right ("SAR") is defined in the Omnibus Plan as the right to receive an amount, in cash and/or securities, up to the excess of the fair market value of a share of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted. An SAR may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option, or the SAR may be granted independently of an Option.

     An SAR which relates to an Option is exercisable only to the extent that the Option to which it is attached is exercisable. If an SAR is exercised, the number of shares of stock remaining subject to the related Option is reduced accordingly; such shares are not available for subsequent Option grants under the Omnibus Plan. Conversely, upon exercise of a related Option the number of shares of stock subject to the SAR shall be reduced to the extent necessary so that the number of remaining shares of stock subject to the SAR does not exceed the number of remaining shares of stock subject to the related Option. If the SAR is granted independently of any Option, it is exercisable as determined by the Compensation Committee.

     The Compensation Committee may place a limitation on the amount payable upon exercise of an SAR. If any such limitation is placed on an SAR, it must be determined as of the date of grant and the limitation must be noted on the instrument evidencing the participant's SAR.

     Payment of the amount due to the participant upon exercise of an SAR may be made solely in whole shares of stock of the Company valued at the fair market value on the date of exercise of the SAR or, alternatively, in the sole discretion of the Compensation Committee, solely in cash or a combination of cash and shares of stock.

     The Omnibus Plan provides that so long as required by federal securities laws, no SAR's granted to an employee subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be exercised before six months after the date of grant unless the employee dies or becomes disabled before the expiration of the six-month period. To the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, an exercise of an SAR for cash may be made only during the period beginning on the third business day following the date of release for publication of the Company's regular quarterly or annual summary statement of revenues and income and ending on the twelfth business day following such date.

     The Compensation Committee may impose additional conditions or limitations on the exercise of SAR's as it may deem necessary or desirable to secure for holders of SARs the benefits of Rule 16b-3 of the Exchange Act or otherwise, or any successor provision in effect at the time of grant or exercise of an SAR.

Restricted Stock Awards

     The Compensation Committee may award shares of restricted stock ("Restricted Stock Awards") to any person who is a full-time key employee of the Company.

     All Restricted Stock Awards granted under the Omnibus Plan will be subject to certain restrictions as to the continued employment of the grantee and the transfer of the shares, as more fully described below. Shares awarded and later reacquired by the Company, pursuant to the forfeiture provisions of the Omnibus Plan, shall again become available for awards under the Omnibus Plan.

     At the time of an award, there shall be established for each grantee, upon the determination of the Compensation Committee, a "Restriction Period" for all shares awards to the grantee, or if the total of such shares is divided into separate parts, for each part of the total shares awarded. Prior to the termination of the Restriction Period, a grantee may elect, subject to the approval of the Compensation Committee, to extend such Restriction Period for a period of not less than two years. All Restricted Stock awarded under the Omnibus Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Restriction Period. Except for the foregoing restrictions, the grantee shall, even during the Restriction Period, have all of the rights of a shareholder, including the right to receive all dividends declared on, and the right to vote, such shares.

     If a grantee of an Award ceases to be an employee of the Company prior to the expiration of the Restriction Period applicable to all or any part of the shares awarded to such grantee, then, except in the case of termination due to death, retirement, permanent disability (as determined by the Compensation Committee), or, at the discretion of the Compensation Committee, any other termination other than for cause, all shares of stock theretofore awarded to the grantee which are still subject to such restrictions shall, upon such termination of employment, be forfeited and returned to the Company. If the grantee of an award ceases to be an employee of the Company prior to the expiration of the Restriction Period applicable to all or any part of the shares awarded to such grantee, by reason of death, retirement, permanent disability (as determined by the Compensation Committee), or, at the discretion of the Compensation Committee, for any reason other than for cause, the Restriction Period shall thereupon terminate and the restrictions referred to above shall lapse.

     In order to enforce the foregoing restrictions, the Omnibus Plan requires that all shares awarded to the grantee remain in the physical custody of the Company or its designee, as escrow holder, until the restrictions on such shares have terminated.

Stock-Based Awards

     The Compensation Committee may grant shares of stock, share units or cash payments valued with reference to the fair market value of a share of the Company's stock, including, but not limited to, performance shares, performance share units and tax-offset payments (collectively, "Stock-Based Awards"). Subject to the terms of the Omnibus Plan, the Compensation Committee has complete discretion to determine the terms and conditions applicable to Stock-Based Awards. Such terms and conditions may require, among other things, continued employment and/or the attainment of specified performance objectives. The Compensation Committee will determine whether Stock-Based Awards will be settled in cash, shares of stock or a combination of cash and shares of stock.

Annual Limitations on Incentive Awards

     The Omnibus Plan currently provides that no employee may be granted Incentive Awards which, in the aggregate, relate to more than 300,000 shares of Common Stock in any calendar year. If the proposal to amend the Omnibus Plan is approved by the stockholders at the Meeting, the foregoing limitation on the number of shares with respect to which Incentive Awards may be granted in any calendar year will be increased from 300,000 shares to 900,000 shares.

Other Terms and Conditions

     Agreements; Transferability. Options, SARs, Restricted Stock and Stock-Based Awards granted under the Omnibus Plan will be evidenced by agreements consistent with the Omnibus Plan in such form as the Compensation Committee may prescribe. Neither the Omnibus Plan nor agreements thereunder confer any right to continued employment upon any holder of an Option, SAR, Restricted Stock or Stock-Based Award. Further, all agreements will provide that the right to exercise Options, SARs, to receive Restricted Stock after the expiration of the "Restricted Period" or to receive payment under Stock-Based Awards, cannot be transferred except (1) to a member of the Award holder's immediate family (as defined in the Omnibus Plan), (2) pursuant to a qualified domestic relations order as defined in the Code, or (3) by will or the laws of descent and distribution.

     Death or Termination of Employment. In the event of the termination of employment of a participant, Options or other rights are exercisable (to the extent otherwise then exercisable) by the participant within 90 days after such termination of employment or such other period determined by the Compensation Committee. In the event of the death of a participant while employed, and unless determined otherwise by the Compensation Committee, Options or other rights granted to the participant may be exercised (to the extent then exercisable) within one year of the date of death by the person to whom such participant's rights are transferred by will or the laws of descent and distribution, but not beyond the original expiration date of the Option or other right. At the discretion of the Compensation Committee, any Option or other right theretofore not exercised may be cancelled upon termination of employment. The effect of death or termination of employment on a holder of Restricted Stock is discussed above under "Restricted Stock Awards."

     Modification, Amendment and Termination. Adjustments in the number and kind of shares issuable pursuant to awards under the Omnibus Plan and in any Incentive Awards outstanding, may be made in order to preserve the benefits or potential benefits intended to be made available to participants, in the event of merger, consolidation, reorganization, the sale of all or substantially all the property of the Company, recapitalization, reclassification, stock split, stock dividend or similar events involving the Company. The Compensation Committee's determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive.

     The Board of Directors may at any time terminate the Omnibus Plan or amend it except with respect to certain matters which require approval of the Company's shareholders. No Option, SAR, Restricted Stock or Stock-Based Award may be granted during any suspension of the Omnibus Plan or after its termination.

     Privileges of Stock Ownership. The holder of an Option, SAR, Restricted Stock or Stock-Based Award will have no rights as a shareholder with respect to any shares of stock covered by his or her Option, SAR, Restricted Stock or Stock-Based Award until the date of issuance of a stock certificate evidencing the shares purchased or awarded. Restricted Stock shall be "issued," and the privileges of stock ownership shall exist, even if such stock certificate is being held in custody by or on behalf of the Company during the Restriction Period.

     Tax Withholding. The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines are required to be withheld in connection with any Award. The Company may require the participant to satisfy any relevant tax requirements before authorizing any issuance of shares of stock to a participant.

     Restrictions and Resale. The Omnibus Plan provides that no shares of stock will be issued or transferred pursuant to an Award under the Omnibus Plan unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which shares of stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award under the Omnibus Plan, the Company may require the participant to take any reasonable action to meet such requirements.

Federal Tax Consequences of the Omnibus Plan

     The following is a brief summary of the principal United States federal income tax consequences under current federal income tax laws related to Awards under the Omnibus Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

     Non-Qualified Options. In general, (a) an optionee will not be subject to tax at the time a Non-Qualified Option is granted; (b) unless the optionee is a person subject to Section 16(b) of the Exchange Act whose Option exercise does not qualify for exemption under Securities Exchange Act Rule 16b-3 and who has not made the election described in the next paragraph, he or she will include in ordinary income in the taxable year in which he or she exercises a Non-Qualified Option an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise;
(c) the Company will be entitled to deduct such amount for federal income tax purposes in its taxable year in which or with which ends the taxable year of the optionee in which such optionee includes such amount in income; and (d) upon disposition of shares acquired upon exercise, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on whether the shares have been held for the required holding period.

     Notwithstanding the foregoing, a person subject to Section 16(b) of the Exchange Act whose Option exercise does not qualify for exemption under Exchange Act Rule 16b-3 and who does not make the Section 83(b) election described below and who exercises a Non-Qualified Option will generally not be taxed upon exercise but will include in income six months thereafter an amount equal to the excess of the fair market value at that later time over his or her exercise price, and his or her holding period for capital gains purposes will commence at such time. An optionee subject to Section 16(b) of the Exchange Act may elect under Section 83(b) of the Code, within 30 days after exercise, to be taxed upon exercise as described in the preceding paragraph.

     If the optionee pays the exercise price, in full or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, no gain or loss is recognized upon delivery of the previously acquired shares to the Company, and the shares received by the optionee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term and short-term capital gain purposes as the previously acquired shares. Shares received by the optionee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized and a holding period which commences as of such date.

     Incentive Options. In general, an optionee will not be subject to tax at the time an Incentive Option is granted or exercised. However, the excess of the fair market value of the shares received upon exercise of the Incentive Option over the exercise price is potentially subject to the alternative minimum tax. Upon disposition of the shares acquired upon exercise of an Incentive Option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the exercise price, provided that the optionee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise. If the optionee disposes of the shares without satisfying both holding period requirements (a "Disqualifying Disposition"), the optionee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the Incentive Option is exercised or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long- term capital gain or loss, depending upon how long the shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an Incentive Option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

     If the optionee pays the exercise price, in full or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the optionee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain or loss, depending upon how long the shares have been held. Shares received by the optionee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the optionee upon exercise of the Incentive Option. If such an exercise is effected using shares previously acquired through the exercise of an Incentive Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred. The Company is not entitled to a tax deduction upon either the exercise of an Incentive Option or upon disposition of the shares acquired pursuant to each exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

     Stock Appreciation Rights. No amount will be includable in a participant's income in connection with the grant of an SAR, whether or not granted in connection with an Option. However, when the participant exercises the SAR, the participant generally must include in ordinary income the amount of cash and the fair market value at that time of any shares received. (In the case of a person subject to Section 16(b) of the Exchange Act, the value of any shares received may instead be taxed six months after exercise based on the value at that time.) The amount of ordinary income recognized by the participant is deductible by the Company. The participant's basis in any shares acquired is equal to the amount of ordinary income recognized with respect to such shares, and, upon subsequent disposition, any further gain or loss is taxable either as short-term or long-term capital gain or loss, depending on how long the shares are held. The holding period for such shares commences as of the date the ordinary income is recognized.

     If an SAR is granted, the exercise of which is not related to an Option, income will be realized by the holder of the SAR as of the earlier of the time when cash or shares are paid or made available to the holder pursuant to the exercise of the SAR or as of the date on which the SAR is exercisable and the maximum appreciation specified, if any, in the SAR agreement has been attained. The Company would be entitled to a deduction for federal income tax purposes in an amount equal to the income realized by the holder of the SAR.

     Restricted Stock Awards. It is intended that shares of stock granted under the terms of the Omnibus Plan which continue to be subject to the restrictions under the Omnibus Plan will be property which is substantially non-vested within the meaning of Section 83 of the Code and the regulations thereunder. Accordingly, no income will be recognized by a grantee upon receipt of an award of shares subject to such restrictions, unless the grantee elects to recognize such income in the manner discussed below. However, at the time such restrictions cease to apply or otherwise lapse, the grantee will recognize ordinary income in the nature of compensation equal to the fair market value of the shares at that time. In addition, any dividends received with respect to such shares prior to the time the restrictions cease to apply or otherwise lapse will be ordinary income to the grantee in the nature of compensation.

     Absent the election discussed below, a grantee's tax basis and holding period for purposes of determining the nature and amount of gain or loss on the subsequent disposition of his shares will be determined by reference to the date the restrictions on such shares cease to apply or otherwise lapse such that his basis will equal the fair market value of the shares on that date and the holding period will begin to run on the day after that date. Any dividends received after that date will be taxed as ordinary dividends.

     Pursuant to Section 83(b) of the Code and the regulations thereunder, a grantee may elect, within thirty days after the award date, to recognize income in the nature of compensation with respect to the shares awarded. If such an election is made, the grantee will recognize ordinary income equal to the fair market value of the shares (determined without regard to any restrictions which continue to exist under the Omnibus Plan) on the award date. Any dividends received with respect to such shares after the grantee has made such an election will be taxed as ordinary dividends.

     If a grantee makes such an election, he or she will not recognize any income at the time the restrictions applicable to such shares cease to apply or otherwise lapse. The grantee's basis and holding period for purposes of determining the nature and amount of gain or loss on the subsequent disposition of such shares will be determined by reference to the award date such that his or her basis will equal the fair market value of such shares (determined without regard to any restrictions which continue to exist under the Omnibus
Plan) on that date and the holding period will begin to run on the day after that date. In the event of forfeiture of such shares under the Omnibus Plan, the grantee will not be entitled to any loss deduction with respect to the forfeited shares regardless of any income which was previously recognized by him or her.

     When a grantee subsequently disposes of his or her shares, any amount received in excess of his or her basis will be treated as long or short-term capital gain, depending on the holding period of shares. If the amount received on the subsequent disposition is less than the grantee's basis, the grantee will recognize a long or short-term capital loss, depending on the holding period of the shares, provided the sale is not made to a related person.

     It is anticipated that the Company will be entitled to a deduction for federal income tax purposes equal to the amount of compensation income recognized by a grantee. Such deduction will be allowed for the Company's taxable year in which or with which ends the taxable year of the grantee in which such compensation income was recognized.

     Stock-Based Awards. In general, a participant will include in his or her income the fair market value of a Stock-Based Award (less any amount paid by the participant for such award) when the participant's rights in such award first become transferable or are no longer subject to a substantial risk of forfeiture. In certain instances, the participant may be able to elect to recognize income at the time the award is granted. The amount of ordinary income recognized by the participant is deductible by the Company. The participant's basis in any shares acquired under an award will be equal to the amount of ordinary income recognized (plus the amount, if any, paid by a participant for such award) with respect to such shares, and, upon disposition, any further gain or loss will be taxable either as short-term or long-term capital gain or loss, depending on how long the shares are held. The holding period for such shares commences when such shares first become transferable or are no longer subject to a substantial risk of forfeiture (unless the participant elected to recognize income at the time of grant, in which case the holding period commences on the date of the award).

                         PROPOSALS OF SECURITY HOLDERS

     All proposals of any stockholder of the Company which the holder desires be presented at the next Annual Meeting of Stockholders and be included in the proxy statement and form of proxy prepared for that meeting must be received by the Company at its principal executive offices no later than February 2, 1998. All such proposals must be submitted in writing to the Secretary of the Company at the address appearing on the notice accompanying this proxy statement.

                             INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP performed the customary auditing services for the fiscal year ended March 1, 1997, and has been selected to perform these services for the next fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting and will be available to respond to questions from the floor and will be afforded an opportunity to make any statement which he may deem appropriate.

                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by telephone and personal interviews by officers, directors and regularly engaged employees of the Company. It is not anticipated that anyone will be specifically engaged by the Company or by any other person to solicit proxies. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

                          ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, AT THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO RICHARD VARMECKY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

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                                [RITE AID LOGO]






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




                             RITE AID CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 9, 1997
                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

       The undersigned hereby constitutes and appoints Martin Grass and Franklin Brown or either one of them, as proxies, with full power of substitution, to vote all shares of stock of Rite Aid Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of stockholders of the Company to be held at the Radisson Penn Harris Hotel & Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania, at 10:00 o'clock a.m., on July 9, 1997, or at any adjournments or postponements thereof:
                                                     (continued on reverse side)

                             Rite Aid Corporation
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                                                        For all
1. Election of Directors                                  For  Withheld  Except
William J. Bratton, Franklin C. Brown, Martin L. Grass    |_|     |_|     |_|
Leonard I. Green, Preston Robert Tisch

-------------------------
(Except nominee[s] written above)


2. To consider an amendment to the 1990                    For  Against  Abstain
   Omnibus Stock Incentive Plan                            |_|    |_|      |_|

                                   Signature of Stockholder:____________________

                                   _____________________________________________

                                   Dated:_________________________________, 1997

                                   NOTE: When signing as attorney-in-fact,
                                   executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR AND FOR THE AMENDMENT TO THE 1990 OMNIBUS STOCK INCENTIVE PLAN, AND THE NAMED PROXIES WILL USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT FURNISHED HEREWITH, AND HEREBY CONFIRMS THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE STOCKHOLDER'S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

                                                              Please mark /X/
                                                               your votes
                                                                as this



Election of Directors
William J. Bratton, Franklin C. Brown, Martin L. Grass                  For all           Signature of Stockholder:_________________
Leonard I. Green, Preston Robert Tisch                      For Withheld Except
                                                                                          __________________________________________

                                                            / /    / /     / /            Dated:______________________________, 1997

_________________________________________________
(Except nominee[s] written above)


2. To consider an amendment to the 1990                    For  Against Abstain
Omnibus Stock Incentive Plan
                                                            / /    / /     / /

                                                                                          NOTE: When signing as attorney-in-fact,
                                                                                          executor, administra(Except nominee[s]
                                                                                          written above) tor, trustee or guardian,
                                                                                          please add your title as such, and if
                                                                                          signer is a corporation, please sign
                                                                                          with full corporate name by duly
                                                                                          authorized officer or officers and affix
                                                                                          the corporate seal. Where stock is
                                                                                          issued in the name of two or more
                                                                                          persons, all such persons should sign.

                                                                                          THIS PROXY WHEN PROPERLY EXECUTED WILL
                                                                                          BE VOTED AS SPECIFIED, OR IF NO
                                                                                          SPECIFICATIONS ARE MADE, WILL BE VOTED
                                                                                          FOR THE ELECTION OF THE ABOVE NOMINEES
                                                                                          FOR DIRECTOR AND FOR THE AMENDMENT TO
                                                                                          THE 1990 OMNIBUS STOCK INCENTIVE PLAN,
                                                                                          AND THE NAMED PROXIES WILL USE THEIR
                                                                                          DISCRETION TO VOTE ON ANY OTHER MATTERS
                                                                                          AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                                          THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                                                                          RECEIPT OF THE NOTICE OF MEETING AND
                                                                                          PROXY STATEMENT FURNISHED HEREWITH, AND
                                                                                          HEREBY CONFIRMS THAT THIS PROXY SHALL BE
                                                                                          VALID AND MAY BE VOTED WHETHER OR NOT
                                                                                          THE STOCKHOLDER'S NAME IS SET FORTH
                                                                                          BELOW OR A SEAL IS AFFIXED OR THE
                                                                                          DESCRIPTION, AUTHORITY OR CAPACITY OF
                                                                                          THE PERSON SIGNING IS GIVEN OR OTHER
                                                                                          DEFECT OF SIGNATURE EXISTS.

Signature(s) _________________________________________________ Date_____________


                             -FOLD AND DETACH HERE-

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                             RITE AID CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 9, 1997
                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

       The undersigned hereby constitutes and appoints Martin Grass and Franklin Brown or either one of them, as proxies, with full power of substitution, to vote all shares of stock of Rite Aid Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of stockholders of the Company to be held at the Radisson Penn Harris Hotel & Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania, at 10:00 o'clock a.m., on July 9, 1997, or at any adjournments or postponements thereof:



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                            POSTAGE PAID ENVELOPE.
                          (continued on reverse side)

                            -FOLD AND DETACH HERE-




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